Exhibit 99.1
AMERICAN GREETINGS ANNOUNCES THIRD QUARTER EARNINGS
CLEVELAND (December 22, 2010) — American Greetings Corporation (NYSE: AM) today announced its results for the third fiscal quarter ended November 26, 2010.
Third Quarter Results
For the third quarter of fiscal 2011, the Company reported total revenue of $430.1 million, pre-tax income of $51.5 million, and net income of $32.2 million or 78 cents per share (all per-share amounts assume dilution). Compared to the prior year, revenue was down approximately $10.0 million. Approximately $8.6 million of the revenue decline was a result of the party goods transaction that occurred in December 2009. Holding aside the effect of the party goods transaction, revenue declined about $1.4 million.
For the third quarter of fiscal 2010, the Company reported total revenue of $440.2 million, pre-tax income of $38.1 million, and net income of $29.7 million or 75 cents per share. Included within these results were pre-tax costs related to the wind down of the Mexican operations of $5.9 million (after-tax of approximately $5.7 million) or approximately 14 cents per share as well as incremental variable compensation expense of approximately $12.1 million (after-tax of approximately $7.4 million) or approximately 19 cents during the quarter.
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “I am pleased with our overall performance in the third fiscal quarter. We have managed to continuously develop new and innovative products while tightly managing expenses, which has resulted in solid earnings for the quarter. During the fourth fiscal quarter, we will face the traditional risk of Christmas and Valentines Day holidays, and this year we face the additional uncertainty of the pace of the economic recovery, which makes consumer buying patterns more difficult to predict. However, we believe our refined business portfolio, along with the changes we have made to our capital structure over the last several years, position the Company well for the opportunities and challenges ahead. We expect to at least meet our projected cash flow from operations minus capital expenditures goal of $125 million with upside to this estimate based on further improvements to the balance sheet and lower than anticipated capital expenditures.”

Previously, for fiscal year 2011, the Company projected cash flow from operating activities of about $165 million and capital expenditures of approximately $40 million resulting in cash flow from operating activities minus capital expenditures of approximately $125 million.
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.
About American Greetings Corporation
For more than 100 years, American Greetings Corporation (NYSE: AM) has been a creator and manufacturer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-wrap and boxed cards. American Greetings also has one of the largest collections of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). AG Interactive also offers digital photo sharing and personal publishing at PhotoWorks.com and Webshots.com and provides a one-stop source for online graphics and animations at Kiwee.com. In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.6 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.
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CONTACT:
Gregory M. Steinberg
Treasurer and Executive Director of Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Non-GAAP Measures
Certain revenue, after-tax, earnings per share, and liquidity amounts included in this release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9% for U.S. based items and the appropriate statutory rates for international jurisdictions. Management believes that providing adjusted revenue information is useful to investors as it explains the impact of the party goods transaction on the Company’s total revenue. In addition, Management believes that providing after-tax and earnings per share information is useful to investors in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.
Factors That May Affect Future Results
Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as, “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words

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and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	a weak retail environment and general economic conditions;

•	competitive terms of sale offered to customers;

•	the Company’s successful transition of the Retail Operations segment to its buyer, Schurman Fine Papers, and Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the ability to achieve the desired benefits associated with the Company’s cost reduction efforts;

•	the timing and impact of converting customers to a scan-based trading model;

•	the Company’s ability to successfully integrate both Recycled Paper Greetings and Papyrus;

•	the ability to achieve both the desired benefits from the transaction with Amscan as well as ensuring a seamless transition for affected retail customers and consumers;

•	the ability to successfully implement, or achieve the desired benefits associated with, any information systems refresh the Company may implement;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	escalation in the cost of providing employee health care;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.
Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

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Exhibit 99.1
AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	November 26, 2010	November 27, 2009	November 26, 2010	November 27, 2009

Net sales	$421,990	$431,512	$1,147,434	$1,189,428
Other revenue	8,148	8,654	21,831	20,010

Total revenue	430,138	440,166	1,169,265	1,209,438
Material, labor and other production costs	199,177	204,997	502,903	525,414
Selling, distribution and marketing expenses	117,314	124,167	347,183	373,915
Administrative and general expenses	58,725	69,233	186,950	180,867
Other operating (income) expense — net	(1,048)	(575)	(2,578)	25,801

Operating income	55,970	42,344	134,807	103,441

Interest expense	6,221	6,331	19,141	19,989
Interest income	(176)	(299)	(586)	(1,564)
Other non-operating income — net	(1,618)	(1,827)	(3,321)	(4,160)

Income before income tax expense	51,543	38,139	119,573	89,176
Income tax expense	19,380	8,444	48,039	26,398

Net income	$32,163	$29,695	$71,534	$62,778

Earnings per share — basic	$0.80	$0.75	$1.79	$1.59

Earnings per share — assuming dilution	$0.78	$0.75	$1.75	$1.59

Average number of common shares outstanding	40,071,916	39,391,399	39,912,378	39,469,293

Average number of common shares outstanding — assuming dilution	40,985,909	39,755,233	40,911,964	39,495,247

Dividends declared per share	$0.14	$0.12	$0.42	$0.24

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	November 26, 2010	November 27, 2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$93,899	$50,563
Trade accounts receivable, net	206,286	208,964
Inventories	181,511	168,103
Deferred and refundable income taxes	70,847	59,791
Assets held for sale	12,325	21,931
Prepaid expenses and other	127,598	151,842

Total current assets	692,466	661,194

GOODWILL	31,686	38,177
OTHER ASSETS	403,815	349,284
DEFERRED AND REFUNDABLE INCOME TAXES	146,767	173,847

Property, plant and equipment — at cost	851,636	860,670
Less accumulated depreciation	614,894	602,863

PROPERTY, PLANT AND EQUIPMENT — NET	236,742	257,807

	$1,511,476	$1,480,309

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$—	$1,000
Accounts payable	97,899	86,835
Accrued liabilities	80,744	91,469
Accrued compensation and benefits	59,128	74,770
Income taxes payable	39,593	10,479
Other current liabilities	86,419	87,221

Total current liabilities	363,783	351,774

LONG-TERM DEBT	232,078	355,974
OTHER LIABILITIES	173,017	129,517
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	32,824	31,633

SHAREHOLDERS’ EQUITY
Common shares — Class A	37,199	36,111
Common shares — Class B	2,905	3,232
Capital in excess of par value	486,399	456,478
Treasury stock	(952,183)	(946,569)
Accumulated other comprehensive loss	(27,114)	(35,824)
Retained earnings	1,162,568	1,097,983

Total shareholders’ equity	709,774	611,411

	$1,511,476	$1,480,309

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	Nine Months Ended
	November 26, 2010	November 27, 2009

OPERATING ACTIVITIES:
Net income	$71,534	$62,778
Adjustments to reconcile net income to cash flows from operating activities:
Net (gain) loss on dispositions	(254)	27,671
Net (gain) loss on disposal of fixed assets	(1,599)	163
Depreciation and intangible assets amortization	30,336	34,121
Deferred income taxes	3,957	20,133
Other non-cash charges	12,351	7,096
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(71,336)	(124,205)
Inventories	(16,461)	16,651
Other current assets	(694)	16,927
Income taxes	36,187	17,711
Deferred costs — net	19,365	1,904
Accounts payable and other liabilities	(31,541)	(10,636)
Other — net	5,896	3,886

Total Cash Flows From Operating Activities	57,741	74,200

INVESTING ACTIVITIES:
Property, plant and equipment additions	(19,660)	(21,368)
Cash payments for business acquisitions, net of cash acquired	—	(19,300)
Proceeds from sale of fixed assets	3,835	886
Proceeds from escrow related to party goods transaction	25,151	—
Other — net	—	4,713

Total Cash Flows From Investing Activities	9,326	(35,069)

FINANCING ACTIVITIES:
Net decrease in long-term debt	(98,250)	(34,600)
Net decrease in short-term debt	(1,000)	—
Sale of stock under benefit plans	19,831	3,683
Purchase of treasury shares	(13,439)	(11,826)
Dividends to shareholders	(16,737)	(14,327)
Debt issuance costs	(3,178)	—

Total Cash Flows From Financing Activities	(112,773)	(57,070)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,656	8,286

DECREASE IN CASH AND CASH EQUIVALENTS	(44,050)	(9,653)

Cash and Cash Equivalents at Beginning of Year	137,949	60,216

Cash and Cash Equivalents at End of Period	$93,899	$50,563

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED SEGMENT DISCLOSURES
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	November 26, 2010	November 27, 2009	November 26, 2010	November 27, 2009
Total Revenue:
North American Social Expression Products	$312,773	$329,869	$865,664	$920,568
Intersegment items	—	—	—	(5,104)
Exchange rate adjustment	4,748	2,761	12,324	5,174

Net	317,521	332,630	877,988	920,638

International Social Expression Products	77,601	73,972	190,364	184,613
Exchange rate adjustment	2,502	2,736	2,048	1,597

Net	80,103	76,708	192,412	186,210

Retail Operations	—	—	—	11,727
Exchange rate adjustment	—	—	—	112

Net	—	—	—	11,839

AG Interactive	19,234	19,393	56,160	56,743
Exchange rate adjustment	(1)	84	(206)	76

Net	19,233	19,477	55,954	56,819

Non-reportable segments	13,281	11,185	42,911	33,546

Unallocated	—	166	—	386

	$430,138	$440,166	$1,169,265	$1,209,438

Segment Earnings (Loss):
North American Social Expression Products	$54,277	$46,675	$155,997	$167,441
Intersegment items	—	—	—	(3,511)
Exchange rate adjustment	2,218	1,246	5,661	2,318

Net	56,495	47,921	161,658	166,248

International Social Expression Products	10,001	9,404	14,196	12,227
Exchange rate adjustment	(19)	154	(55)	(15)

Net	9,982	9,558	14,141	12,212

Retail Operations	—	—	—	(34,830)
Exchange rate adjustment	—	—	—	(285)

Net	—	—	—	(35,115)

AG Interactive	5,134	1,510	10,553	5,209
Exchange rate adjustment	1	61	(160)	7

Net	5,135	1,571	10,393	5,216

Non-reportable segments	1,438	1,634	6,907	1,872

Unallocated	(21,761)	(22,507)	(73,924)	(61,550)
Exchange rate adjustment	254	(38)	398	293

Net	(21,507)	(22,545)	(73,526)	(61,257)

	$51,543	$38,139	$119,573	$89,176